Exhibit 23

                    Consent of Independent Public Accountants


      As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 12, 2001, included in or incorporated by reference into Thermo Fibergen Inc.'s Annual Report on Form 10-K for the year ended December 30, 2000, into the Company's previously filed Registration Statement No. 333-64433 on Form S-8.



                                                             Arthur Andersen LLP



Boston, Massachusetts
March 22, 2001